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                                                                   EXHIBIT 10.16


                              INDEMNITY AGREEMENT

        This Indemnity Agreement (the "Agreement") is made and entered into as of this 3rd day of July, 2000, by and between COHU, INC., a Delaware corporation (the "Indemnitor") and IPX CAMELBACK, LLC, an Arizona limited liability company ("IPX") with reference to the following facts:

                                    RECITALS

        A. Indemnitor and IPX have entered into a certain Lease and Real Estate Purchase Option Agreement (the "Lease and Option Agreement") of even date herewith whereby IPX has agreed to acquire certain real property (the "Property") located at 12365 Crosthwaite Circle, Poway, California, 92064, and identified as the Anacomp Building.

        B. In fulfilling its obligations under the Lease and Option Agreement, IPX will be entering into a certain Purchase and Sale Agreement and Escrow Instructions (the "Purchase Agreement") dated July 3, 2000

        C. Certain liabilities or claims thereof may arise or be asserted against IPX solely by reason of its becoming a party to the Purchase Agreement.

        D. As a result of IPX entering into the Purchase Agreement, Indemnitor is willing to indemnify IPX for any loss IPX may sustain by reason of such actions.

        NOW THEREFORE, in consideration of the above recitals, the mutual covenants of the parties herein contained and other valuable consideration, the parties agree as follows:

                                    AGREEMENT

        1. Subject to all the terms and conditions of this Agreement, Indemnitor agrees to indemnify and hold IPX, its officers, directors, employees, shareholders, successors and assigns free and harmless from any and all damages IPX may sustain by reason of IPX entering into the Purchase Agreement, including but not limited to making any representation, warranty, covenant, or obligation of Indemnitor.

        2. Subject to all the terms and conditions of this Agreement, Indemnitor shall indemnify and hold IPX harmless from any and all loss, costs, damages, attorneys' fees and expenses of every kind and nature which it may suffer, expend or incur under or by reason of its entering into the Purchase Agreement. Indemnitor further agrees, upon the request of IPX, to defend at Indemnitor's expense, any suit, action or proceeding which may arise in connection with entering into the Purchase Agreement.

        3. IPX shall have the right at any time, when IPX shall, in its sole discretion, deem it necessary, to pay, discharge, satisfy, compromise or settle any claim made against it arising out of or in connection with entering into the Purchase Agreement. Indemnitor agrees to pay to IPX all amounts so expended upon demand.


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        4. Indemnitor acknowledges and agrees that IPX is undertaking a risk significantly greater than that undertaken in the normal course of providing services for tax deferred exchanges. Accordingly, Indemnitor declares its willingness to enter into this Agreement, acknowledging that, in the opinion of Indemnitor, the best interests of Indemnitor are being served.

        5. In the event any party hereto brings an action to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney's fees.

        6. Interpretation of this Agreement shall be governed by the laws of the State of California.

        7. This Agreement contains the entire agreement of the parties with respect to its subject matter and shall not be modified, except by an instrument in writing executed by all parties hereto.

        8. This Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto.

        9. This document may be executed in counterparts, each of which together shall be considered as an original and effective as such.

        10. In witness whereof, the parties hereto have executed this Agreement as of the day and year first above written.

INDEMNITOR:                            COHU, Inc., a Delaware corporation

                                       By: /s/ John H. Allen
                                           -------------------------------------
                                            John H. Allen
                                       Its: Vice President, Finance and
                                            Chief Financial Officer

IPX:                                   IPX Camelback, LLC, an Arizona limited
                                       liability company

                                       By: Pacific American Property Exchange
                                           Corporation, a California corporation

                                       Its: Manager

                                       By:   /s/ Karin A. Church
                                           -------------------------------------
                                             Karin A. Church

                                       Its: Assistant Vice President and
                                            Exchange Coordinator



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